Exhibit 99.1

Contact: (email) Chuck.Shaffer@SeacoastBank.com (phone) 772.221.7003 (web) www.SeacoastBanking.com Investor Presentation Q3 - 2018

Cautionary Notice Regarding Forward - Looking Statements This press release contains "forward - looking statements" within the meaning, and protections, of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 , including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020 , expectations and intentions and other statements that are not historical facts . Actual results may differ from those set forth in the forward - looking statements . Forward - looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements . You should not expect us to update any forward - looking statements . You can identify these forward - looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future . These forward - looking statements may not be realized due to a variety of factors, including, without limitation : the effects of future economic and market conditions, including seasonality ; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes ; changes in accounting policies, rules and practices ; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities ; interest rate risks, sensitivities and the shape of the yield curve ; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet ; and the failure of assumptions underlying the establishment of reserves for possible loan losses . from The risks of mergers and acquisitions, include, without limitation : unexpected transaction costs, including the costs of integrating operations ; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected ; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected ; the risk of deposit and customer attrition ; any changes in deposit mix ; unexpected operating and other costs, which may differ or change from expectations ; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees ; increased competitive pressures and solicitations of customers by competitors ; as well as the difficulties and risks inherent with entering new markets . All written or oral forward - looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10 - K for the year ended December 31 , 2017 under “Special Cautionary Notice Regarding Forward - Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings . Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http : //www . sec . gov . 2

Agenda 3 ABOUT SEACOAST BANK 1 COMPANY PERFORMANCE 2 SEACOAST’S DIFFERENTIATED STRATEGY 3 OUTLOOK 4

Seacoast Bank [NASDAQ: SBCF] 4 Valuable Florida Franchise With Balanced Growth Strategy, Benefiting from Attractive Geography, Investments in Digital Transformation and Commercial Loan Platform, and Strategic Acquisitions Seacoast Customer Map • $5.9 billion in assets as of September 30, 2018, operating in the nation’s third - most populous state • Strong and growing presence in four of Florida’s most attractive MSAs • #1 Florida based bank in the Orlando MSA • Growing share in West Palm Beach • # 1 share in Port St Lucie MSA • Growing presence in Tampa MSA • Investing in business banking and innovative customer analytics • Growth - oriented culture, engaged associate base, strong customer advocacy • Active board with diverse range of experience and expertise • Market Cap: $1.4 billion (9/28/2018)

Florida Bank Peers (1) 5 Seacoast Has Outperformed the Major Indices S&P 500 SBC F KBW Regional Banking Index Source: Bloomberg Note: Market data as of 10/26/2018 (1) Florida Bank Peers includes Florida headquartered banks with greater than $200 million and less than $30 billion in mark et capitalization. 3 - year Return 28.0% 23.0% 31.0% 65.0% 0.0% 25.0% 50.0% 75.0%

Agenda 6 ABOUT SEACOAST BANK 1 COMPANY PERFORMANCE 2 SEACOAST’S DIFFERENTIATED STRATEGY 3 OUTLOOK 4

Q3 2018 Highlights and Notable Item 7 With a growing presence in Florida’s most attractive markets, Seacoast is one of Florida’s top - performing banking franchises. • Earnings per share totaled $0.34 on a GAAP basis, and $0.37 per share on an adjusted basis 1 . • Results for third quarter were impacted by a $3.1 million increase in the allowance for loan losses for a single impaired loa n. This loan was originated in 2007 and impacted earnings per diluted share by 5 cents. • Net income increased 15% YoY to $16.3 million, while net revenue was up 12% during the same period to $63.9 million. Adjusted net income 1 increased 16% YoY to $17.6 million, and adjusted net revenue 1 increased 12% YoY or $6.7 million. • On a GAAP basis, ended the quarter at 1.18% Return on Tangible Assets (ROTA), 12.4% Return on Average Tangible Common Equity, and 57.0% efficiency ratio. On an adjusted basis, third quarter results were 1.22% adjusted ROTA 1 , 12.4% adjusted ROTCE 1 , and 56.3% adjusted efficiency ratio 1 . • Net interest m ar gin expanded 5 basis points to 3.82% quarter over quarter, attributed to loan yield expansion of 10 basis points to 4.83%, securities yield expansion of 15 basis points to 3.00%, while cost of deposits expanded 4 basis points to 0.43%. • Third consecutive quarter of record small business and consumer loan originations totaling $126 million. Yields on new originations in this portfolio expanded to 5.50%, up 25 basis points over the prior quarter and 84 basis points over the prio r y ear. 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures”

First Green Bank Acquisition: Continuation of "Land and Expand" M&A Strategy in Orlando FL 8 High - Quality Expansion In Attractive Market • Expands footprint in Orlando, Florida’s 3rd largest MSA • As of September 30, 2018, First Green Bank had approximately $676 million in loans and $664 million in deposits. • Significantly strengthens Seacoast’s position as the #1 Florida - based bank by deposit share in the Orlando MSA, increasing deposits 41% to over $1.6 billion • High growth - potential as Seacoast executes its integration and digital marketing playbook • Solidifies presence along attractive, high growth I - 4 corridor Anticipated Positive Financial Results • 10%+ core EPS accretion in both 2019 and 2020 • 25%+ internal rate of return • Tangible book value dilution earn - back of under one year (crossover method) Adds Further Scale in Orlando MSA, Strengthens Florida Franchise Overall • Branch location overlap creates immediate operating synergy opportunities • Opens First Green’s customer base and prospect list to Seacoast’s expanded products and services • Expands Seacoast’s loan portfolio and maintains prudent level of diversification

Net Interest Income and Margin 9 • Net interest income 1 totaled $51.7 million, up $1.4 million or 3% from the prior quarter and $5.8 million or 13% from the prior year quarter. • Net interest margin was 3.82% in the current quarter compared to 3.77% in the prior quarter and 3.74% in the third quarter of 2017. • The impact of purchased loan accretion on total net interest margin represented 18 basis points in the current quarter, versu s 16 basis points in the prior quarter and 20 basis points in the third quarter of 2017. 1 Calculated on a fully taxable equivalent basis using amortized cost

Adjusted Noninterest Income 1 10 • Adjusted noninterest income 1 totaled $12.3 million, down $0.4 million or 3% from the prior quarter and up $0.9 million or 7% compared to the prior year quarter. • Adjusted noninterest income 1 is benefiting from increased customer engagement resulting in higher service charges and interchange income, supplemented by investments in wealth management that are generating growth in assets under management. Mortgage banking fees were lower quarter over quarter, the result of a smaller saleable pipeline at quarter end. • Other income decreased compared to the prior quarter by $0.5 million, primarily due to a seasonal decrease in marine finance fee s and lower premium and volume on the sale of SBA loans. 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 2 Other income includes gains on sale of SBA loans, marine finance fees, swap related income and other fees related to customer ac tivity.

Adjusted Noninterest Expense 1 11 • As a percentage of average tangible assets, adjusted noninterest expense in the current quarter was 2.48% compared to 2.57% for the prior quarter and 2.50% for the third quarter of 2017. • Higher salaries and benefits, reflecting investments in talent in our commercial bankers and roles to support scaling our franchise. This was more than offset by lower expenses across most other categories, the result of initiatives to improve efficiency across the franchise. 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 2 Other expense includes legal and professional fees, marketing expenses and other expenses associated with ongoing business op era tions.

Efficiency Ratio 12 • The efficiency ratio was 57.0% compared to 58.4% in the prior quarter and 58.9% in the third quarter of 2017. • The adjusted efficiency ratio 1 was 56.3% compared to 57.3% in the prior quarter and 57.7% in the third quarter of 2017. 2 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures” 1

Loan Growth Momentum Continues, Supported by a Strong Florida Economy, and Prudent Guardrails 1 3 • Third quarter loans totaled $4.1 billion, an increase of $674 million or 20% from year - ago levels. Adjusting for acquisitions, loans grew $267 million or 8% year over year. • For the third consecutive quarter, consumer and small business originations reached record highs, increasing 20% from the second quarter to $126 million. • Pipelines were $197 million in commercial, $59 million in mortgage, and $60 million in consumer and small business at September 30, 2018. This compares to $195 million in commercial, $64 million in mortgage, and $53 million in consumer and small business at June 30, 2018. • Purchased loan accretion was 25 basis points in Q3 2018 versus 23 basis points in the prior quarter, and 28 basis points in the third quarter of 2017. (Yields presented above do not reflect FTE adjustments)

The Deposit Franchise Continues to Perform Well and Serves as a Source of Earnings Strength 1 4 • Total deposits increased 13% year over year. • Excluding acquired deposits, noninterest bearing deposits grew 8% year over year, and total deposits grew 4% year over year. • Transaction accounts represent 52% of total deposits, and have increased 8% year over year. • Cost of deposits was 0.43%, up 4 basis points from the prior quarter, and up 21 basis points from the third quarter of 2017. 52%

Average Deposit Balances and Cost 1 5 Our focus on organic growth and relationship - based funding, in combination with our innovative analytics platform, supports a well - diversified low - cost deposit portfolio. Our deposit beta continues to perform within our expectations. 3Q'17 - 3Q'18 Interest Bearing Deposits Cumulative Beta 1 Savings 10 bps Interest Bearing Demand 6 bps Money Market 30 bps Time Deposits 65 bps Brokered CDs 57 bps Total Interest Bearing 28 bps Total Deposits 21 bps Fed Fund Change 100 bps 1 Beta calculated using the change in deposit costs 3Q'18 vs 3Q'17 divided by the 100 bps change in Fed Funds rate from September 30, 2017 to September 30, 2018 0.22% 0.29% 0.33% 0.39% 0.43%

Credit Quality ($ in thousands) 1 6 Non - Acquired 1 1 Includes provision of $3.1 million for a single impaired loan.

Maintaining Strong Capital to Support Balanced Growth Opportunities 1 7 1 1 Non - GAAP measure, see “Explanation of Certain Unaudited Non - GAAP Financial Measures.”

Agenda 18 ABOUT SEACOAST BANK 1 COMPANY PERFORMANCE 2 SEACOAST’S DIFFERENTIATED STRATEGY 3 OUTLOOK 4

19 Experienced Board & Management Team Comprehensive Customer Servicing Model Track Record of Value - Creating Acquisitions Expanding Analytical & Digital Capabilities Well - Positioned to Benefit From Florida Market Focused on Controls Seacoast’s Differentiated Strategy

DISTRIBUTION NETWORK 20 Meeting Customer Needs Profitably Through an Evolving Distribution Network Strategic Execution Framework BRANCH COMMERCIAL BANKING OFFICE MOBILE ONLINE ATMs CALL CENTER CUSTOMER’S OFFICE Talent, Technology and Analytics ACQUIRE CUSTOMERS DEEPEN RELATIONSHIPS BROADEN SERVICES Who We Serve Needs We Meet How We Grow COMMERCIAL SMALL BUSINESS CONSUMERS BORROW GROW PROTECT MANAGE SPEND

21 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 Total Excluding Acquisitions Total Including Acquisitions $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 Total Excluding Acquisitions Total Including Acquisitions Organic Deposit Growth Up 27%, 142% Including M&A Organic Loan Growth Up 92%, 210% Including M&A Balanced Growth Strategy Delivering Results Since January 2014 Billions Seacoast Is Growing Its Deposits and Loans Both Organically And Via Strategic Acquisitions Organic Loan Growth of 92% Since Jan ‘14 Organic Deposit Growth of 27% Since Jan ‘14 Billions

22 $1,881 $1,841 $2,056 $2,124 $2,503 $2,538 $2,599 $2,519 $ $500 $1,000 $1,500 $2,000 $2,500 $3,000 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18 Focus On Business Banking Is Driving Significant Growth In Loans Outstanding And Deposits • Focused on businesses with revenues $5mm+ in specific industry verticals • Comprehensive relationship approach: deposits, treasury, lending, wealth Investor Presentation • Focused on businesses with revenues less than $5mm in specific industry verticals • Utilizes the retail network, with Calling Officers assigned to specific regions Business Loan Balances Since YE 2016 Millions 42% Growth Business Deposit Balances Since YE 2016 Millions 34% Growth Commercial Small Business Business Banking Approach $1,827 $1,841 $2,056 $2,124 $2,503 $2,527 $2,561 $2,591 $ $500 $1,000 $1,500 $2,000 $2,500 $3,000 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18

XXXXXXX 23 Unique Approach to Serving Our Customers (Patent Pending) Unlike Other Community Banks, Seacoast Uses its Vast Data Set and Machine Learning to Drive Value Creation Deepening Relationships With Customers and Increasing Value Increased Revenue per Customer A single view of the customer (27k+ data elements for each customer) + Extensive use of advanced analytics & machine learning Behavioral & Financial Data * Enabled via proprietary software designed to make customer insights and opportunities actionable among our associates. Se e a ppendix for a detailed overview. Current Customers New Customers Bank Acquisitions Multi - channel approach to connecting customers with opportunities Customer Treatment Plans • Face to Face* • Outbound Call* • Inbound Call* • Email • ATMs • Online Banking • Direct Mail • Mobile Banking

24 Half of all routine branch transactions have been shifted to lower cost channels like ATMs and Mobile. This gives Seacoast flexibility as it evolves its distribution network. Digital Servicing is Key to Increasing Customer Value … And Seacoast is Aggressively Moving Routine Transactions to ATMs and Digital Channels. Annual Expense Savings Impact of Over $4.5mm 84.7% of All Teller Transactions are Simple Deposits and/or Withdrawals… 50,000 80,000 110,000 140,000 170,000 200,000 230,000 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 May-16 Jul-16 Sep-16 Nov-16 Jan-17 Mar-17 May-17 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 Teller Non-Teller $0.00 $1.00 $2.00 $3.00 $4.00 Branch Non-branch Variable Cost to Complete Transaction: Branch vs Non - branch

As a Result, Seacoast is Growing While Rationalizing Branches Seacoast continues to create shareholder value via operating leverage in its branch network. As of 3Q 2018, Deposits Increased 157% While Branches Increased Only 44% Since YE 2013 25 $1,806 $2,417 $2,844 $3,523 $4,593 $4,644 $53 $56 $66 $75 $90 $95 $40 $50 $60 $70 $80 $90 $100 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2013 2014 2015 2016 2017 3Q 2018 Total Deposits (mm) Deposits Per Branch (mm)

26 Experienced Board & Management Team Comprehensive Customer Servicing Model Track Record of Value - Creating Acquisitions Expanding Analytical & Digital Capabilities Well - Positioned to Benefit From Florida Market Focused on Controls Seacoast’s Differentiated Strategy

27 We Have a Number of Advantages Related to Our Approach to Credit Risk Management 1 Strong, skilled, independent underwriting teams that confirm solid, multiple repayment sources 2 Well - defined portfolio limits and elevated credit portfolio management/monitoring 3 Digestible loan sizes and no syndications 4 CRE concentrations below 220% 5 CRE products substantially income producing types 6 Lead position in all organic loans 7 Risk Ratings generated by objective calculation 8 Centrally reporting construction loan control and Special Asset Department 9 Credit Culture is documented and reinforced throughout organization

$0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Dec, 2013 Dec, 2014 Dec, 2015 Dec, 2016 Dec, 2017 Q3 18 Credit Card Construction Factoring Consumer Marine Other C&I OOCRE Income CRE Residential 28 Strong Growth Has Been Intentionally Balanced and Not Dependent on CRE Loans Loans Outstanding $ Millions September 30, 2018 Mix 36% 31% 32% Residential & Consumer C&I & OOCRE Commercial Real Estate

29 Investor Presentation Top 10 loan relationships represent 28% of total risk based capital Seacoast Conservative Risk Profile Well Positioned For Sustainable Value Creation $328,000 Down 42% Average Commercial Loan Size Change in Dollars (since FYE 2011)

30 Investor Presentation CRE loans as a percent of total capital remain relatively flat and intentionally below Florida peers (199% vs 255% peer mean) 225% 290% 191% 257% 199% 255% 100% 150% 200% 250% 300% 350% SBCF Florida Peers Q4 2016 Q4 2017 Q3 SNB / Q2 2018 (peers) CRE Loans as a Percent of Total Capital Source: SNL Financial and Company Filings, Measured at Holding Company Level Note: Commercial Real Estate defined as Construction & Development Loans plus Multifamily Loans plus Non - Owner Occupied Commerci al Real Estate Loans Florida peers include FCB, CSFL, BKU Our Approach To CRE Is Very Different Than Florida Peers

31 Experienced Board & Management Team Comprehensive Customer Servicing Model Track Record of Value - Creating Acquisitions Expanding Analytical & Digital Capabilities Well - Positioned to Benefit From Florida Market Focused on Controls Seacoast’s Differentiated Strategy

32 Acquisition Strategy Expands Customer Franchise GulfShore Bank April 2017 BMO Harris Bank Orlando Operations June 2016 Floridian Financial Group March 2016 Grand Bank July 2015 BankFIRST October 2014 2014 2015 2016 2017 20% average IRR 4th largest Florida bank, up from 6th in 2014 #1 Florida headquartered bank in Orlando MSA NorthStar Bank October 2017 Palm Beach Community Bank November 2017 First GREEN Bank October 2018 2018

33 Experienced Board & Management Team Comprehensive Customer Servicing Model Track Record of Value - Creating Acquisitions Expanding Analytical & Digital Capabilities Well - Positioned to Benefit From Florida Market Focused on Controls Seacoast’s Differentiated Strategy

Southwest Florida Pop: 1,570,228 Pop Growth: 9.6% Treasure Coast/ Palm Beach Co. Pop: 1,956,515 Growth: 7.3% I - 4 Corridor Pop: 7,128,386 Growth: 8.5% *US Census Data Among the top 10 fastest growing states Surpassed New York to become the third largest state in 2014 Florida’s economy accelerating at a faster pace than the nation for next four years and becoming a $1 trillion economy in 2018 Florida is projected to be the 16th largest economy in the world in 2019 based on World Bank rankings Diversified economy - growth in education, health services, leisure & hospitality, trade, transportation, utilities, construction and manufacturing Florida Population Growth, 2015 – 2020* 34 The Florida Market Source: Sarasota Herald Tribune

35 Number of Banks Headquartered in Florida per Year Rapid Decline in Florida Headquartered Banks Increases Seacoast’s Scarcity Value Source: SNL Financial and FDIC.gov. Note: Includes Commercial Banks, Savings Banks, and Savings & Loan Associations. Number of banks measured at year end with the exception of 2018Q3 (latest regulatory data available). . Source: FDIC.org; Publicly traded Florida Banks over $3 billion in assets 309 288 248 228 212 201 183 164 155 140 117 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 3Q2018 Post - Crisis M&A and bank failures pick up steam with no de novo bank creation Number of FL Headquartered Banks (1) Source: FDIC.org; Publicly traded Florida Banks over $3 billion in assets Announced Sale to Synovus on 7/23 SBCF Now The Only Florida Pure Play Investment Expanded to GA NY and FL focus Exclusive focus on FL

36 Experienced Board & Management Team Comprehensive Customer Servicing Model Track Record of Value - Creating Acquisitions Expanding Analytical & Digital Capabilities Well - Positioned to Benefit From Florida Market Focused on Controls Seacoast’s Differentiated Strategy

37 Because of Our Strength In Data And Analytics, We Can Examine: We Know Our Customers’ Profitability and Manage Them Accordingly Customer Potential Low High Current Value High Retain & Engage Retain & Grow Low Manage & Lower Cost to Serve Grow! With this, We Can See the Characteristics and Behaviors of Our Customers…and Plan/Act Accordingly (Illustrative) % of Customers % of Total Lifetime Value Total 100.0% 100.0% 1. Ultra High Value 10% 60% 2. High Value 50% 30% 3. Low Value / High Potential 30% 10% 4. Low Value / Low Potential 10% 0% Source: Seacoast Proprietary Data

Median 75th Percentile 38 Opportunity Sizing Engine ( Patent Pending ) Consumer Lifetime Value Small Business Lifetime Value 3x Median 75th Percentile 5x Median 75th Percentile 3x Commercial Lifetime Value Source: Seacoast Proprietary Data Understanding the Path to Value Creation at a Customer Level

Opportunity Sizing Engine Used to understand precise tactics to generate value for customers and shareholders 39 Bringing Together Marketing Automation, Customer Lifetime Value (“CLTV”) and the Opportunity Sizing Engine CLTV Used for understanding the characteristics of value and potential at an individual level Marketing Automation Used for deepening relationships by anticipating needs and driving behaviors via multiple touchpoints

40 Experienced Board & Management Team Comprehensive Customer Servicing Model Track Record of Value - Creating Acquisitions Expanding Analytical & Digital Capabilities Well - Positioned to Benefit From Florida Market Focused on Controls Seacoast’s Differentiated Strategy

41 Revitalized Board Aligned with Our Balanced Growth Strategy ADDITIONS Herb Lurie 2016 Jacqueline Bradley May 2015 Maryann Goebel Feb. 2014 Julie Daum October 2013 Dennis Arczynski July 2013 Timothy Huval 2016 2013 2014 2015 2016 2017 Al Monserrat Feb 201 7

42 We Have Methodically Added Strong Talent in Key Areas Dennis S. Hudson III Chairman & CEO Charles M. Shaffer CFO & Head of Strategy Charles K. Cross Jr. Executive Vice President & Commercial Banking Executive Julie Kleffel Executive Vice President & Community Banking Executive Joe Forlenza Chief Audit Officer Mike Sonego Executive Vice President, Residential Lending & Wealth David Houdeshell Executive Vice President & Chief Risk Officer Jeffery Lee Executive Vice President & Chief Marketing Officer Dan Chappell Executive Vice President & CHRO Jeffrey Bray Executive Vice President, Service & Operations

Agenda 43 ABOUT SEACOAST BANK 1 COMPANY PERFORMANCE 2 SEACOAST’S DIFFERENTIATED STRATEGY 3 OUTLOOK 4

44 Our Future Outlook is Based on Four Key Principles 1 Our primary driver for growth will be strong performance from our business units 2 Our goal is to continue to drive profitability and growth to the maximum level without increasing our overall risk profile 3 Opportunistic acquisitions will be additive to medium term profitability and efficiency metrics. We will be disciplined in our approach 4 Execute Vision 2020 – Build direct sales channels, streamline our processes to improve efficiency, and grow top line revenue using data and analytics

How We Sell • Continue to develop direct sales channels and offerings based on customer needs and preferences • Simplify processes for our customers and bankers • Reduce our cost to acquire How We Service • We are outpacing our peers in engaging our customers with self - serve options for routine banking needs • This is creating the ability to reduce cost in the traditional model, and invest in personalized service for more complex transactions How We Operate • Data analytics is driving top line revenue, enhanced management decision making, and deeper customer penetration • We are making investments to reduce product delivery times by streamlining internal processes through technology and reengineering Vision 2020 Connects Current and Planned Innovations Over the Next Three Years to Necessary Changes in Our Business Model 45 Our VISION 2020 Innovation Plan Will Drive Shareholder Return Above an Already Strong Outlook

On - track to Achieve Our Vision 2020 Objectives 46 Vision 2020 Targets Return on Tangible Assets 1.30% + Return on Tangible Common Equity 16% + Efficiency Ratio Below 50%

Charles M. Shaffer Executive Vice President Chief Financial Officer (772) 221 - 7003 Chuck.Shaffer@seacoastbank.com INVESTOR RELATIONS www.SeacoastBanking.com NASDAQ: SBCF Contact Details: Seacoast Banking Corporation of Florida 47

Explanation of Certain Unaudited Non - GAAP Financial Measures This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”) . The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, preprovision income . Management uses these non - GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance . The Company believes the non - GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community . These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions . The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently . The Company provides reconciliations between GAAP and these non - GAAP measures . These disclosures should not be considered an alternative to GAAP . 49

GAAP to Non-GAAP Reconciliation

(3Q 2018 - 3Q 2017)

(Dollars in thousands except per share data)		3Q'18		2Q'18		1Q'18		4Q'17		3Q'17
Net income (loss)	$	16,322	$	16,964	$	18,027	$	13,047	$	14,216
Gain on sale of VISA Stock		0		0		0		(15,153)		0
Securities (gains)/losses, net		48		48		102		(112)		47
Total Adjustments to Revenue		48		48		102		(15,265)		47
Merger related charges		482		695		470		6,817		491
Amortization of intangibles		1,004		1,004		989		963		839
Business continuity expenses - Hurricane Irma		0		0		0		0		352
Branch reductions and other expense initiatives		0		0		0		0		(127)
Total Adjustments to Noninterest Expense		1,486		1,699		1,459		7,780		1,555
Tax impact of adjustments		(230)		(443)		(538)		3,147		(673)
Effect of change in corporate tax rate		0		0		248		8,552		0
Adjusted Net Income		17,626		18,268		19,298		17,261		15,145
Earnings per diluted share, as reported	$	0.34	$	0.35	$	0.38	$	0.28	$	0.32
Adjusted earnings per diluted share		0.37		0.38		0.40		0.37		0.35
Average shares outstanding (000)		48,029		47,974		47,688		46,473		43,792
Revenue		63,853		62,928		62,058		74,868		57,183
Total Adjustments to Revenue		48		48		102		(15,265)		47
Adjusted Revenue		63,901		62,976		62,160		59,603		57,230
Noninterest Expense		37,399		38,246		37,164		39,184		34,361
Total Adjustments to Noninterest Expense		1,486		1,699		1,459		7,780		1,555
Adjusted Noninterest Expense		35,913		36,547		35,705		31,404		32,806
Foreclosed property expense and net (gain)/loss on sale		(137)		405		192		(7)		(298)
Net Adjusted Noninterest Expense	$	36,050	$	36,142	$	35,513	$	31,411	$	33,102

50

GAAP to Non-GAAP Reconciliation

(3Q 2018 - 3Q 2017)

(Dollars in thousands)	3Q'18	2Q'18	1Q'18	4Q'17	3Q'17
Adjusted Revenue	$ 63,901	$ 62,976	$ 62,160	$ 59,603	$ 57,230
Impact of FTE adjustment	147	87	91	174	154
Adjusted Revenue on a fully taxable equivalent basis	64,048	63,063	62,251	59,777	57,384
Adjusted Efficiency Ratio	56.3%	57.3%	57.1%	52.6%	57.7%
Average Assets	$ 5,903,327	$ 5,878,035	$ 5,851,688	$ 5,716,230	$ 5,316,119
Less average goodwill and intangible assets	(165,534)	(166,393)	(167,136)	(149,432)	(118,364)
Average Tangible Assets	$ 5,737,793	$ 5,711,642	$ 5,684,552	$ 5,566,798	$ 5,197,755
Return on Average Assets (ROA)	1.10%	1.16%	1.25%	0.91%	1.06%
Impact of removing average intangible assets and related amortization	0.08%	0.08%	0.09%	0.06%	0.06%
Return on Tangible Average Assets (ROTA)	1.18%	1.24%	1.34%	0.97%	1.12%
Impact of other adjustments for Adjusted Net Income	0.04%	0.04%	0.04%	0.26%	0.04%
Adjusted Return on Average Tangible Assets	1.22%	1.28%	1.38%	1.23%	1.16%
Average Shareholders' Equity	$ 728,290	$ 709,674	$ 695,240	$ 657,100	$ 587,919
Less average goodwill and intangible assets	(165,534)	(166,393)	(167,136)	(149,432)	(118,364)
Average Tangible Equity	$ 562,756	$ 543,281	$ 528,104	$ 507,668	$ 469,555
Return on Average Shareholders' Equity	8.9%	9.6%	10.5%	7.9%	9.6%
Impact of removing average intangible assets and related amortization	3.5%	3.5%	3.9%	2.8%	2.9%
Return on Average Tangible Common Equity (ROTCE)	12.0%	13.1%	14.4%	10.7%	12.5%
Impact of other adjustments for Adjusted Net Income	0.4%	0.4%	0.4%	2.8%	0.3%
Adjusted Return on Average Tangible Common Equity	12.4%	13.5%	14.8%	13.5%	12.8%

51

XXXXXXX 52 Commercial Bankers Utilize Proprietary Software, Fueled by Advanced Analytics, to Grow Their Portfolio Profitability Commercial Banking portal (called Relationship Profitability System or RPS)provides each Banker with a summary of their portfolio. Key performance indicators on one dashboard. Alerts provide details of sizable changes in customer relationships

XXXXXXX 53 Commercial Bankers Can Easily Visualize Profitability Levers for Their Portfolio Commercial Banking portal shows component parts or waterfall of customer contribution at the portfolio level as well as at the customer level

XXXXXXX 54 Commercial Bankers Can Easily See Their Entire Portfolio and Recognize Important Trends … Bankers can see monthly contribution, loans, committed exposure, deposits, and fees Entire portfolio can be sorted based on any of these metrics Visual alerts enable bankers to see important trends

XXXXXXX 55 … And Are Alerted to Changes in Customer Value and Behavior on a Daily Basis Other alerts in Commercial Banking portal include loan pay - downs and large deposit balance fluctuations… …as well as additional opportunities to serve customers. Additionally, bankers have a full view of products and services as well as other customer relationships.

XXXXXXX 56 Retail Bankers Use Proprietary Software to Action Opportunities Within Their Customer Base Customer outreach opportunities are triggered by Seacoast’s marketing automation and customer analytics platform. Opportunities are force ranked based on opportunity size.

XXXXXXX 57 Retail Bank Opportunities are Sequenced Based on Seacoast’s Proprietary Models Triggered opportunities driven by customer behavior Opportunities derived from Seacoast’s proprietary Opportunity Sizing Engine Other opportunities derived from Seacoast’s marketing automation engine.

XXXXXXX 58 Retail Bankers Can Visualize Important Trends at a Customer Level Monthly contribution trend and waterfall views help bankers understand areas of focus for each customer

XXXXXXX 59 Customer Outreach is Fully Measured and Models are Continuously Optimized Outbound calling efforts and sentiment are measured, driving optimization efforts.